UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 19a34

Date of report (Date of earliest event reported):	March 25, 2019

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N88 W13901 Main Street, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code:	(262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

On March 25, 2019, EnSync, Inc. (the “Company”) made a voluntary assignment for the benefit of creditors to John M. Wirth, an experienced Wisconsin receiver. Mr. Wirth then filed a voluntary petition for court-supervision of the assignment under Chapter 128 of the Wisconsin Statutes in the Circuit Court for Waukesha County in the State of Wisconsin with Case Number 2019CV000556, Branch 1 (the “Chapter 128 Proceeding”). The Chapter 128 Proceeding will be administered under the caption “In re EnSync, Inc.” The court appointed Mr. Wirth as the receiver (the "Receiver") on March 27, 2019.

The Company’s shareholders are cautioned that it is anticipated that, upon conclusion of the receivership, the Company will have no remaining assets or operations. It is also anticipated that there will be little or no dividend from the Receiver to holders of the common stock; therefore, the common stock has little or no value and trading the common stock during the pendency of the Chapter 128 Proceeding will be highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 128 Proceeding. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: March 27, 2019	By:	/s/ John M. Wirth
	Name:	John M. Wirth
	Title:	Receiver